Exhibit 99

Bank Of Rio Vista Shareholders Approve Acquisition By Farmers & Merchants Bancorp

Farmers & Merchants Bancorp (OTCQX: FMCB), a bank holding company headquartered in Lodi, California, announced that the shareholders of Bank of Rio Vista have approved FMCB’s previously announced proposed acquisition of Bank of Rio Vista.

Farmers & Merchants Bancorp’s Chairman, President and CEO Kent Steinwert said, “We are pleased that this transaction continues to move forward as scheduled, and we are planning for a closing date in July or August 2018, subject to the satisfaction of the remaining conditions set forth in the definitive agreement, including required regulatory approvals.  We continue to believe this business combination offers customers and shareholders advantages and will expand F&M Bank’s current position in the Rio Vista, Delta and River communities.”

About Farmers & Merchants Bancorp
Farmers & Merchants Bancorp, traded on the OTCQX under the symbol FMCB, is the parent company of Farmers & Merchants Bank of Central California, also known as F&M Bank. Founded in 1916, F&M Bank is a locally owned and operated community bank, which proudly serves California through 28 convenient locations. As of March 31, 2018, the Bank had approximately $3.1 billion in total assets.  In 2013, the Bank began an expansion into the San Francisco Bay Area with new full-service branches in Walnut Creek and Concord. In early 2018, a loan production office opened in Napa with a full-service branch in process. The Bank offers a full complement of loan, deposit, equipment leasing and treasury management products to businesses, as well as a full suite of consumer banking products. The FDIC awarded F&M Bank the highest possible rating of "Outstanding" in their CRA evaluation. For more information about Farmers & Merchants Bancorp and F&M Bank, visit fmbonline.com.

About Bank of Rio Vista
Bank of Rio Vista is a community bank established in 1904, serving the needs of consumers and businesses through three locations in Rio Vista, Walnut Grove and Lodi.  As of March 31, 2018, the Bank had approximately $217 million in total assets.

Forward-Looking Statements
Statements in this press release or on other public statements or filings concerning the benefits of the transaction involving Farmers & Merchants Bancorp and Bank of Rio Vista, including the expected schedule for the closing of the Bank of Rio Vista acquisition, future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts, including future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the transaction does not close when expected or at all because of regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected; the reaction to the transaction of the companies’ customers, employees and counterparties; diversion of management time on merger-related issues; and other risks that are described in Farmers & Merchants Bancorp’s public filings with the Securities and Exchange Commission. Additional information on these and other factors that could affect our financial results are included in our Securities and Exchange Commission filings, including Farmers & Merchants Bancorp’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein or in our other public statements or filings to reflect future events or developments.

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